SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2008

Advanced Materials Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-16401 (Commission File Number)	33-0215295 (IRS Employer Identification No.)

3033 Lee Parkway, Suite 105
Dallas, Texas 75219
(Address of principal executive offices)

Registrant's telephone number, including area code: (972) 432-0602

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 of the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01 Other Events.

On February 25, 2008, Advanced Materials Group, Inc. (the “Company”) issued a press release announcing that the Company has entered into a strategic licensing agreement with Easy Industries, LLC for its Miss Oops® line of women’s problem-solving fashion and accessory products. Through the licensing agreement, the Company has obtained exclusive rights to the Miss Oops® name and product line and a 10% equity ownership in Easy Industries, LLC. In addition, the Company hired Easy Industries, LLC’s president and staff to lead the Company’s Fashion Solutions Product division in charge of sales, marketing and business development.

The Company intends to manufacture and fulfill the Miss Oops®-branded products within the Company’s current manufacturing and fulfillment facilities, and the products will be sold online and in boutiques, department stores, specialty stores and sporting goods stores.

The full text of the press release issued by the Company announcing its entering into the strategic licensing agreement with Easy Industries, LLC is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press release, dated February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MATERIALS GROUP, INC.

Date: February 27, 2008    By:  /s/ William G. Mortensen
                    William G. Mortensen
                    President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description

99.1 Press release, dated February 25, 2008.